THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this"Amendment") is made and entered into this 27th day of March 2026 (the "Effective Date"), by and between
VINTAGE STOCK, INC., a Missouri corporation (the "Company") and Rodney Spriggs, a resident of the State of Missouri (the "Executive").
WHEREAS, the Company and the Executive are parties to the certain Employment Agreement dated effective November 3, 2016, as amended by the Second Amendment to Employment Agreement dated April 19th 2024 (as amended, the"Employment Agreement"); and

WHEREAS, the parties desire to further amend the terms of the Employment Agreement on the terms and conditions as hereinafter set forth.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
1.Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Employment Agreement.
2.Amendments to Employment Agreement. The Employment Agreement 1s hereby amended as follows:
a.Extension of Term. The Term of the Employment Agreement, as set forth in Section 2 thereof (as amended by the Second Amendment), is hereby extended by twenty-four (24) months from the then-current expiration date of the Term. For the avoidance of doubt, if the Term is currently set to expire on March 31, 2026, the Term shall be extended to March 31, 2028, unless terminated earlier pursuant to Section 5 of the Employment Agreement. Thereafter, the Term shall continue to be subject to the renewal provisions set forth in Section 2 of the Employment Agreement, as amended by the Second Amendment.
b.One-Time Bonus. In recognition of the Executive's contributions to the Company, the Company shall pay the Executive a one-time cash bonus in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) (the "Signing Bonus"), payable within ten (10) business days following the Effective Date, subject to applicable withholdings and in accordance with the Company's customary payroll practices and applicable wage payment laws.
c.Additional Paid Time Off Effective as of the Effective Date, the Executive shall be entitled to an additional eighty (80) hours of paid time off ("PTO") per calendar year, in addition to any PTO or vacation to which the Executive is otherwise entitled under the

Employment Agreement or Company policy. Such additional PTO shall accrue and be administered in accordance with the Company's customary PTO policies as in effect from time to time. For the calendar year in which the Effective Date falls, such additional PTO shall be prorated based on the number of remaining days in the calendar year following the Effective Date.
3.Reference to Employment Agreement. Upon the effectiveness of this Amendment, each reference in the Employment Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Employment Agreement, as amended by this Amendment.
4.Effect of Amendment. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Employment Agreement, which shall remain in full force and effect.
5.Governing Law. This Amendment, for all purposes, shall be construed in accordance with the laws of Missouri without regard to conflicts oflaws principles.
6.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
7.Miscellaneous. This Amendment expresses the entire understanding of the parties with respect to the subject matter hereof and may not be amended except in a writing signed by the parties.
8.Further Assurances. Each party agrees to take such further actions as the other shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.
9.Electronic Execution and Delivery. A reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by electronic transmission pursuant to which the signature of or on behalf of such party can be seen and such execution and delivery shall be considered valid, binding, and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any electronic or other reproduction hereof.
10.Representations. Executive represents and warrants to the Company that the execution and delivery of this Amendment, and the performance of his obligations hereunder, are not in violation of, and do not and shall not conflict or constitute a default under, any of the terms and provisions of any agreement or instrument to which Executive is subject, and that this Amendment has been duly executed and delivered by Executive and, once executed by the Company, is a valid and binding obligation in accordance with its terms. It is important that Executive completely understands the terms and conditions in this Amendment. Executive expressly acknowledges and represents that: (i) Executive is competent to execute this Amendment; (ii) the Company has advised the Executive to consult with an attorney before signing this Amendment; and (iii) Executive is executing this Amendment voluntarily.
11.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the date first written above.

VINTAGE STOCK, INC.

Nam . Jon Isaac
Title: Director

EXECUTIVE

Signature:
Print Name:Rodney Spriggs